EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period January 1, 2017 - June 30, 2017

Fund Name Purchase Date Purchased Purchase by Advisor Amount of Offering Price Profit Security Affiliated Underwriter
Multimanager Core Bond Portfolio - BlackRock 1/25/2017 J.P. Morgan Securities LLC  $400,000.00   $2,750,000,000.00   $100.000  0.450% JPMorgan Chase & Co. (2028) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 2/6/2017 Citigroup Global Markets Inc.  $48,000.00   $300,000,000.00   $99.744  0.650% GATX Corporation (2027) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 2/27/2017 Barclays Capital  $124,000.00   $500,000,000.00   $99.691  0.600% Moody’s Corporation (2021) PNC Capital Markets LLC
AXA/Morgan Stanley Small Cap Growth Portfolio 3/8/2017 Barclays Capital  $10,800,000.00   $303,120,000.00   $36.000  $1.62/share Cotiviti Holdings, Inc. Morgan Stanley & Co. LLC
Multimanager Core Bond Portfolio - BlackRock 3/6/2017 Morgan Stanley & Co. LLC  $200,000.00   $750,000,000.00   $98.857  0.875% Burlington Northern Santa Fe, LLC (2047) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 3/13/2017 Merrill Lynch, Pierce, Fenner & Smith Incorporated  $68,000.00   $500,000,000.00   $99.689  0.450% Everett SpinCo, Inc (2020) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 4/26/2017 UBS Securities LLC  $95,000   $850,000,000   $99.878  0.650% CSX Corporation (2027) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 5/2/2017 Citigroup Global Markets Inc  $40,000   $1,250,000,000   $99.938  0.600% The Sherwin-Williams Company (2022) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 5/2/2017 Citigroup Global Markets Inc  $45,000   $1,250,000,000   $99.313  0.875% The Sherwin-Williams Company (2047) PNC Capital Markets LLC
Multimanager Core Bond Portfolio - BlackRock 6/1/2017 J.P. Morgan Securities LLC  $175,000   $500,000,000   $98.918  0.600% Moody’s Corporation (2028) PNC Capital Markets LLC

Affiliated Underwriter Affiliation Type

PNC Capital Markets LLC BlackRock Financial Management, Inc.
Morgan Stanley & Co LLC Morgan Stanley Investment Management Inc.
PNC Capital Markets LLC BlackRock Financial Management, Inc.